Exhibit 5.1

KPMG LLP	Telephone	(604) 691-3000
Chartered Professional Accountant	Fax	(604) 691-3031
PO Box 10426 777 Dunsmuir Street	Internet	www.kpmg.ca
Vancouver BC V7Y 1K3
Canada

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Ballard Power Systems Inc.

We, KPMG LLP, consent to the use in this Registration Statement on Form F-10 (the “Registration Statement”) of

•	our Report of Independent Registered Public Accounting Firm dated March 10, 2021, on the consolidated financial statements of Ballard Power Systems Inc., which comprise the consolidated statements of financial position as at December 31, 2020 and 2019, the related consolidated statements of loss and comprehensive income (loss), changes in equity and cash flows for the years then ended, and the related notes; and

•	our Report of Independent Registered Public Accounting Firm dated March 10, 2021 on the effectiveness of internal control over financial reporting as of December 31, 2020,

each of which is incorporated by reference herein and to the reference to our firm under the heading “Auditors” in the prospectus included as part of the Registration Statement.

//s// KPMG LLP

Chartered Professional Accountants

March 29, 2021
Vancouver, Canada